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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 15, 2005

                              TORCH OFFSHORE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                     000-32855                74-2982117
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(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)      (IRS EMPLOYER
        INCORPORATION)                                      IDENTIFICATION NO.)

401 WHITNEY AVENUE, SUITE 400 GRETNA, LOUISIANA                      70056-2596
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    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

                                 (504) 367-7030
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On June 2, 2005, in accordance with bidding procedures approved by the United States Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Court"), Torch Offshore, Inc. (the "Company") and its wholly-owned subsidiaries, Torch Offshore, L.L.C. and Torch Express, L.L.C., each debtors-in-possession under Chapter 11 of title 11 of the United States Code, conducted an auction for the sale of substantially all of its assets (the "Auction").

      On June 15, 2005, following a hearing held on June 8, 2005, the Bankruptcy Court entered four orders (the "Approval Orders") approving, respectively, the Company's entry into four purchase agreements with the following parties that, in the Company's business judgment, submitted the highest and best bids for the Company's assets at the Auction (collectively, the "Purchase Agreements"): (i) General Electric Capital Corporation, one of the Company's existing prepetition secured lenders, for the purchase of three of the Company's vessels, the M/V Midnight Wrangler, the M/V Midnight Eagle, and the M/V Midnight Gator for the purchase price of $18,360,000, in the form of a "credit bid," (ii) EPIC Divers, Inc., for the purchase of a saturation diving system for the purchase price of $2,800,000 in cash, (iii) Cal Dive International, Inc. ("Cal Dive"), for the purchase of a saturation diving system for the purchase price of $700,000 in cash and (iv) Cal Dive, for the purchase of seven of the Company's vessels: the M/V Midnight Express, the M/V Midnight Rider, the M/V Midnight Brave, the M/V Midnight Dancer, the M/V Midnight Carrier, the M/V Midnight Star and the M/V Midnight Fox, and certain related equipment for the purchase price of $83,000,000 in cash, plus the assumption of certain liabilities. The Purchase Agreements do not include the Company's accounts receivable or claims owned by the Company's bankruptcy estate.

      The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are filed as, respectively, Exhibits 10.1 - 10.4 hereto and incorporated into this Form 8-K by reference.

      One of the conditions precedent to the effectiveness of the Purchase Agreements is that the Approval Orders become final and not be subject to any stay. On June 8, 2005, the official committee of unsecured creditors appointed in the Company's bankruptcy case (the "Committee") appealed the Approval Orders to the United States District Court for the Eastern District of Louisiana (the "District Court") and, additionally, sought a stay of the Approval Orders pending such appeal. On June 13, 2005, the District Court issued an order preemptively staying the Approval Orders. The Company will be unable to complete the transactions contemplated by the Purchase Agreements until such time as the District Court denies the Committee's appeal.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      (b) Departure of Directors

      Effective June 16, 2005, Curtis Lemons resigned from the board of directors of the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.

            10.1 Vessel Purchase Agreement, dated as of May 5, 2005, by and between General Electric Capital Corporation, and Torch Offshore, Inc., Torch Offshore, L.L.C., and Torch Express, L.L.C.

            10.2 Asset Purchase Agreement, dated as of June 9, 2005, by and between EPIC Divers, Inc., Torch Offshore, Inc., Torch Offshore, L.L.C., and Torch Express, L.L.C.

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            10.3  Equipment Purchase Agreement, dated as of June 10, 2005, by and between Cal Dive International, Inc., Torch Offshore, Inc., Torch Offshore, L.L.C., and Torch Express, L.L.C.

            10.4 Amended And Restated Asset Purchase Agreement, dated as of June 6, 2005, by and between Cal Dive International, Inc., Torch Offshore, Inc., Torch Offshore, L.L.C., and Torch Express, L.L.C.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.

DATE:  June 20, 2005                      By: /s/ ROBERT E. FULTON
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                                              Robert E. Fulton
                                              Chief Financial Officer